UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2016

MBT FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Michigan	000-30973	38-3516922

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

102 East Front Street, Monroe, Michigan	48161

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (734) 241-3431

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.     Submission of Matters to a Vote of Security Holders.

(a)	The Annual Meeting of Shareholders of the Company was held on May 5, 2016.

(b)

There were 22,899,688 shares eligible to vote, and 18,960,583 shares, or 82.8% of the outstanding shares, were present in person or by proxy at the meeting. The following proposals were submitted by the Board of Directors to a vote of the shareholders:

Proposal 1. Election of Directors. The following individuals were elected to serve as directors until the 2017 Annual Meeting of Shareholders:

Director	Votes "FOR"	Votes "WITHHELD"	Broker Non-Votes
Peter H. Carlton	13,609,804	527,810	4,822,969
H. Douglas Chaffin	13,603,433	534,181	4,822,969
Joseph S. Daly	11,389,777	2,747,837	4,822,969
James F. Deutsch	13,607,475	530,139	4,822,969
Edwin L. Harwood	13,498,643	638,971	4,822,969
Michael J. Miller	13,603,026	534,588	4,822,969
Tony Scavuzzo	13,609,287	528,327	4,822,969
Debra J. Shah	13,611,626	525,988	4,822,969
John L. Skibski	13,511,071	626,543	4,822,969
Karen M. Wilson-Smithbauer	13,490,941	646,673	4,822,969

Proposal 2. Amend the Articles of Incorporation of MBT Financial Corp. to authorize the issuance of up to 1,000,000 shares of non-voting preferred stock. This proposal received the following votes:

Proposal 2	For	Against	Abstain	Broker Non-Votes
	12,922,280	1,183,198	32,136	4,822,969

Based on the votes set forth above, the proposal received the required majority of the shares outstanding and therefore was approved.

Proposal 3. Ratification of the appointment of Plante & Moran, PLLC as the independent auditors of the Corporation for the 2016 fiscal year. This proposal received the following votes:

Proposal 3	For	Against	Abstain
	18,840,470	98,365	21,748

Based on the votes set forth above, the proposal received the required majority of the votes cast and therefore was approved.

Proposal 4. Advisory vote to approve executive compensation. This proposal received the following votes:

Proposal 4	For	Against	Abstain	Broker Non-Votes
	12,373,044	872,407	892,163	4,822,969

Based on the votes set forth above, the shareholders advise the board that they approve of the executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

MBT FINANCIAL CORP.

Date: May 11, 2016	By: /s/ John L. Skibski
John L. Skibski
Executive Vice President and Chief Financial Officer